EXHIBIT 99.1

News Release

CBOE HOLDINGS REPORTS RECORD RESULTS FOR THIRD QUARTER

Third-Quarter 2015 Financial Highlights

-- Trading Volume Increases 6 Percent, With Record Trading Volume in Index Options and Futures
-- Operating Revenue Increases 26 Percent to $187.0 Million
-- GAAP Net Income Allocated to Common Stockholders Increases 40 Percent to $67.2 Million; Diluted EPS of $0.81, Up 42 Percent
-- Adjusted Net Income Allocated to Common Stockholders Rose 31 Percent to $63.0 Million; Adjusted Diluted EPS of $0.76, Up 33 Percent1
-- GAAP Operating Margin of 54.1 Percent Compared With 50.4 Percent, Up 370 Basis Points

CHICAGO, October 30, 2015 - CBOE Holdings, Inc. (NASDAQ: CBOE) today reported net income allocated to common stockholders of $67.2 million, or $0.81 per diluted share, for the third quarter of 2015, compared with $48.1 million, or $0.57 per diluted share, in the third quarter of 2014. On an adjusted basis, net income allocated to common stockholders was $63.0 million, or $0.76 per share, up 31 percent and 33 percent, respectively, over the third quarter of last year. Operating revenue for the quarter was $187.0 million, up 26 percent compared with $148.9 million in the third quarter of 2014.
Financial results presented on an adjusted basis for the third quarter of 2015 exclude the recognition of a tax benefit, which is detailed in the reconciliation of non-GAAP results.
"The record financial results we delivered this quarter highlight the utility of our proprietary products, S&P 500 Index (SPX) options, Russell 2000 Index (RUT) options and CBOE Volatility Index (VIX) futures and options. Throughout the third quarter, we also advanced key growth initiatives in developing new products, increasing access to our marketplace, and growing our customer base in order to pave the way for continued success this year and beyond,” said Edward T. Tilly, CBOE Holdings' Chief Executive Officer. “As a result, we remain optimistic about our ability to deliver sustainable long-term value to our customers and our shareholders."
"We are very pleased with our results for the third quarter as we achieved new highs across a number of financial measures, including operating revenue, operating margin and earnings per share. Our operating margin hit a new high of 54.1 percent, underscoring the operating leverage inherent in our business model and the potential for further gains as we invest in our strategic growth initiatives while prudently managing expenses,” said Alan J. Dean, CBOE Holdings' Executive Vice President and Chief Financial Officer.

(1) A full reconciliation of our non-GAAP results to our GAAP results for the 2015 and 2014 reporting periods is included in the attached tables. See "Non-GAAP Information” in the accompanying financial tables.

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Key Statistics and Financial Highlights
The table below highlights CBOE Holdings' operating results on a GAAP basis and an adjusted basis for the comparative quarters and nine-month periods ended September 30, 2015 and 2014. Financial results presented on an adjusted basis provide supplemental information to facilitate period-over-period comparisons by adjusting for certain items that management believes are not indicative of the company's core operating performance.

(in millions, except per share, revenue per contract and trading days)	3Q 2015	3Q 2014	Y/Y Change		YTD 2015	YTD 2014	Y/Y Change
Key Statistics:
Total Trading Days	64	64			188	188
Average Daily Volume (options and futures)	5.25	4.95	6%		4.80	5.13	(6%)
Total Trading Volume (options and futures)	335.7	316.9	6%		902.3	964.2	(6%)
Average Revenue Per Contract	$0.431	$0.329	31%		$0.383	$0.327	17%
GAAP Financial Highlights:
Total Operating Revenues	$187.0	$148.9	26%		$478.6	$450.7	6%
Total Operating Expenses	85.9	73.8	16%		234.6	223.9	5%
Operating Income	101.1	75.1	35%		244.0	226.8	8%
Operating Margin %	54.1%	50.4%	370	bps	51.0%	50.3%	70	bps
Net Income	$67.5	$48.4	39%		$154.6	$140.4	10%
Net Income Allocated to Common Stockholders	$67.2	$48.1	40%		$153.9	$139.3	10%
Diluted EPS	$0.81	$0.57	42%		$1.85	$1.62	14%
Weighted Average Shares Outstanding	82.8	85.1	(3%)		83.3	85.8	(3%)
Adjusted Financial Highlights (1)
Total Operating Expenses	$85.9	$73.8	16%		$234.6	$221.4	6%
Operating Income	101.1	75.1	35%		244.0	229.4	6%
Operating Margin %	54.1%	50.4%	370	bps	51.0%	50.9%	10	bps
Net Income	$63.2	$48.4	31%		$150.6	$141.9	6%
Net Income Allocated to Common Stockholders	$63.0	$48.1	31%		$149.9	$140.8	6%
Diluted EPS	$0.76	$0.57	33%		$1.80	$1.64	10%
(1) A full reconciliation of our non-GAAP results to our GAAP results for the 2015 and 2014 reporting periods is included in the attached tables. See "Non-GAAP Information” in the accompanying financial tables.
Revenues
Operating revenue was $187.0 million in the third quarter of 2015, up $38.1 million, or 26 percent, from $148.9 million in the third quarter of 2014. This was largely driven by a $40.5 million increase in transaction fees, partially offset by a $1.6 million decrease in access fees.
Transaction fees rose 39 percent in the quarter due to a 31 percent increase in the average revenue per contract (RPC) and a 6 percent increase in trading volume compared with the third quarter of 2014. Total trading volume in the third quarter was 335.7 million contracts, or 5.25 million contracts per day, compared with volume of 316.9 million contracts, or 4.95 million contracts per day, in last year's third quarter. Trading volume in the third quarter included record volume for index options and futures. The RPC was $0.431 compared with $0.329 in the third quarter of 2014.
The higher RPC primarily reflects a favorable shift in the mix of products traded with a higher proportion of volume coming from index options and futures contracts, which generate the highest RPC. These product categories accounted for 44.6 percent of trading volume in the third quarter of 2015 compared with 33.8 percent in the third quarter of 2014. Additionally, the RPC increased across each product category due to fee adjustments and lower volume discounts and incentives.

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The average revenue per contract represents total transaction fee revenue divided by total reported trading volume for Chicago Board Options Exchange® (CBOE®), C2 Options ExchangeSM (C2SM) and CBOE Futures ExchangeSM (CFE®).
Operating Expenses
Total operating expenses were $85.9 million for the third quarter of 2015, up $12.1 million or 16 percent, compared with $73.8 million for the same period in 2014, primarily due to higher costs for professional fees and outside services, royalty fees and depreciation and amortization.
The company's core operating expenses, which include total operating expenses less volume-based expenses, depreciation and amortization, accelerated stock-based compensation expense and unusual or one-time expenses, were $51.1 million for the third quarter of 2015, up $4.8 million, or 10 percent, compared with last year's third quarter. The increase in core operating expenses primarily reflects increases of $4.4 million in professional fees and outside services and $0.9 million in compensation and benefits. The increase in professional fees and outside services is primarily attributed to the company's outsourcing of certain regulatory services to FINRA, which occurred in December 2014. The increase in compensation and benefits was largely due to higher expenses for stock-based compensation and incentive compensation, driven by the company's stronger financial performance.
Volume-based expenses, which include royalty fees and order-routing fees, were $22.4 million in the third quarter of 2015, an increase of $5.2 million or 30 percent, compared with the same period last year. This increase includes higher royalty fees of $5.6 million, partially offset by lower order-routing fees of $0.4 million. The increase in royalty fees was driven by higher trading volume in licensed index products, which rose 40.7 percent over last year's third quarter.
Operating Margin
The company's operating margin reached a record high of 54.1 percent for the third quarter of 2015, an increase of 370 basis points compared with 50.4 percent for the third quarter of 2014. The margin increase reflects the positive operating leverage generated from the company's higher revenue base.
Effective Tax Rate
On a GAAP basis, the company reported an effective tax rate of 33.4 percent for the current quarter compared with 35.4 percent in last year's third quarter. The effective tax rate for the third quarter of this year included the benefit of the release of uncertain tax positions. Excluding a non-GAAP adjustment of $4.3 million, the effective tax rate for the current quarter was 37.7 percent.

Year to date, the company's adjusted effective tax rate of 38.5 percent is in line with its guidance range for the full-year 2015 of 38.5 percent to 39.5 percent.
Operational Highlights and Recent Developments

•	On October 20, CBOE started trading options on three FTSE Russell indexes: the Russell 1000® Index, the Russell 1000 Value Index and the Russell 1000 Growth Index.

•	On October 16, the company announced a minority investment in CurveGlobal, a new interest rate derivatives venture of the London Stock Exchange Group (LSEG) and a number of major dealer banks.

•	On October 1, the company added SPXPM index options to its 2:00 a.m. to 8:00 a.m. CT extended trading session.

•
On September 10, the company announced its plans to work with Environmental Financial Products, LLC (EFP) to provide a new interbank lending exchange, the American Financial Exchange (AFX), and to launch a new interest rate benchmark (Ameribor). The company has a minority equity interest in AFX.

•
In August, several trading records were set at CBOE Holdings, including new single-day volume highs for CBOE, C2, total index options and S&P 500® Index (SPX) options, and new monthly average daily volume (ADV) records in CBOE Volatility Index® (VIX® Index) options and S&P 500 Index (SPX) options.

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•
On August 7, the company finalized its acquisition of the market data services and trading analytics platforms of Livevol, Inc., a leading provider of equity and index options technology and market data services to professional and retail traders.

•	On July 23, CFE introduced the trading of futures with weekly expirations on the VIX Index and on October 8, CBOE started trading VIX Weeklys options.
2015 Fiscal Year Financial Guidance
The company updated its guidance for core expenses for the 2015 fiscal year primarily as a result of higher performance-driven compensation tied to the company's improved financial performance.

•
Core expenses for the 2015 fiscal year are now expected to be in the range of $194.0 million to $196.0 million. The previous guidance range was $190.0 million to $194.0 million. The increase primarily reflects higher incentive-based compensation, which is aligned with the company's financial performance.

The company also reaffirmed guidance for the 2015 fiscal year as follows:

•	Continuing stock-based compensation expense included in core expenses is expected to be approximately $12.0 million for the full year.

•	Capital expenditures are expected to be in the range of $37.0 million to $40.0 million.

•	Depreciation and amortization expense is expected to be in the range of $46.0 million to $48.0 million.

•
The adjusted effective tax rate for the full-year 2015 is expected to be in the range of 38.5 percent to 39.5 percent. Significant changes in trading volume, expenses, state and local tax rates and other items, including ongoing state and federal tax audits, could materially impact this expectation.

Return of Capital to Stockholders
As announced on October 28, 2015, CBOE Holdings' Board of Directors declared a fourth-quarter dividend of $0.23 per share, payable December 18, 2015, to stockholders of record as of December 4, 2015.
During the third quarter of 2015, the company repurchased 297,394 shares of its common stock under its share repurchase program at an average price of $63.12 per share, for an aggregate purchase price of $18.8 million. Year to date, the company has repurchased 1,627,901 shares at an average price of $59.83 per share, for an aggregate purchase price of $97.4 million.
Since the inception of its share repurchase program in 2011 through September 30, 2015, the company has repurchased 9,482,971 shares of its common stock at an average price of $43.00 per share, for a total of $407.8 million.
As of September 30, 2015, the company had approximately $92.2 million of availability remaining under its existing share repurchase authorizations.
Earnings Conference Call
Executives of CBOE Holdings will host a conference call to review its third-quarter financial results today, October 30, 2015, at 8:30 a.m. ET/7:30 a.m. CT. The conference call and any accompanying slides will be publicly available via live webcast from the Investor Relations section of the company's website at www.cboe.com under Events & Presentations. Participants may also listen via telephone by dialing (866) 807-9684 from the United States, (866) 450-4696 from Canada or (412) 317-5415 for international callers. Telephone participants should place calls 10 minutes prior to the start of the call. The webcast will be archived on the company's website for replay. A telephone replay of the earnings call also will be available from approximately 11:00 a.m. CT, October 30, 2015, through 11:00 p.m. CT, November 6, 2015, by calling (877) 344-7529 from the U.S., (855) 669-9658 from Canada or (412) 317-0088 for international callers, using replay code 10072818.

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About CBOE Holdings
CBOE Holdings, Inc. (NASDAQ: CBOE) is the holding company for Chicago Board Options Exchange (CBOE), CBOE Futures Exchange (CFE) and other subsidiaries. CBOE, the largest U.S. options exchange and creator of listed options, continues to set the bar for options and volatility trading through product innovation, trading technology and investor education. CBOE Holdings offers equity, index and ETP options, including proprietary products, such as options and futures on the CBOE Volatility Index (VIX Index) and S&P 500 options (SPX), the most active U.S. index option. Other products engineered by CBOE include equity options, security index options, Weeklys options, FLEX options, and benchmark products such as the CBOE S&P 500 BuyWrite Index (BXM). CBOE Holdings is home to the world-renowned Options Institute, Livevol options analytics and data tools, and www.cboe.com, the go-to place for options and volatility trading resources.

Forward-Looking Statements
This press release may contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those statements that reflect our expectations, assumptions or projections about the future and involve a number of risks and uncertainties. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause actual results to differ materially from that expressed or implied by the forward-looking statements, including: the loss of our right to exclusively list certain index options and futures products; increasing price competition in our industry; compliance with legal and regulatory obligations and obligations under agreements with regulatory agencies; decreases in the amount of trading volumes or a shift in the mix of products traded on our exchanges; our ability to operate our business, monitor and maintain our systems or program them so that they operate correctly, including in response to increases in trading volume and order transaction traffic; the accuracy of our estimates and expectations; legislative or regulatory changes; increasing competition by foreign and domestic entities; our index providers ability to perform under our agreements; our ability to operate our business without violating the intellectual property rights of others and the costs associated with protecting our intellectual property rights; our ability to maintain access fee revenues; our ability to protect our systems and communication networks from security risks, including cyber-attacks; economic, political and market conditions; our ability to attract and retain skilled management and other personnel; our ability to maintain our growth effectively; our dependence on third party service providers; and the ability of our compliance and risk management methods to effectively monitor and manage our risks.
More detailed information about factors that may affect our performance may be found in our filings with the SEC, including in our Annual Report on Form 10-K for the year ended December 31, 2014 and other filings made from time to time with the SEC.
The condensed consolidated statements of income, balance sheets and statements of cash flows are unaudited and subject to reclassification.

CBOE Media Contacts:		Analyst Contact:
Suzanne Cosgrove	Gary Compton	Debbie Koopman
(312) 786-7123	(312) 786-7612	(312) 786-7136
cosgrove@cboe.com	comptong@cboe.com	koopman@cboe.com
CBOE-F

Trademarks:

CBOE®, Chicago Board Options Exchange®, CBOE Volatility Index®, CFE®, Execute Success®, Livevol®, FLEX®, LEAPS® and VIX® are registered trademarks and BuyWriteSM, BXMSM, CBOE Futures ExchangeSM, The Options InstituteSM, and WeeklysSM are service marks of Chicago Board Options Exchange, Incorporated (CBOE).  C2SM and C2 Options ExchangeSM are service marks of C2 Options Exchange, Incorporated (C2). Standard & Poor's®, S&P® and S&P 500® are registered trademarks of Standard & Poor's Financial Services LLC and have been licensed for use by CBOE, C2 and CFE. Russell®, Russell 1000® and Russell 2000® are registered trademarks of Frank Russell Company, used under license. All other trademarks and service marks are the property of their respective owners.

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CBOE Holdings, Inc.
Selected Quarterly Operating Statistics

Average Daily Volume by Product (in thousands)

	3Q 2015	2Q 2015	1Q 2015	4Q 2014	3Q 2014
PRODUCT:
Equities	1,476	1,530	1,808	1,940	1,852
Indexes	2,076	1,445	1,399	1,759	1,476
Exchange-traded products	1,432	1,221	1,371	1,709	1,426
Total Options Average Daily Volume	4,984	4,196	4,578	5,408	4,754
Futures	261	183	187	236	198
Total Average Daily Volume	5,245	4,379	4,765	5,644	4,952

Mix of Trading Volume by Product

	3Q 2015	2Q 2015	1Q 2015	4Q 2014	3Q 2014
PRODUCT:
Equities	28.1%	34.9%	37.9%	34.4%	37.4%
Indexes	39.6%	33.0%	29.4%	31.1%	29.8%
Exchange-traded products	27.3%	27.9%	28.8%	30.3%	28.8%
Futures	5.0%	4.2%	3.9%	4.2%	4.0%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

Average Revenue Per Contract by Product

	3Q 2015	2Q 2015	1Q 2015	4Q 2014	3Q 2014
Trading Days	64	63	61	64	64
PRODUCT:
Equities	$0.106	$0.093	$0.077	$0.068	$0.077
Indexes	0.709	0.697	0.712	0.696	0.680
Exchange-traded products	0.143	0.117	0.118	0.105	0.115
Total Options Average Revenue Per Contract	0.368	0.308	0.284	0.284	0.275
Futures	1.647	1.758	1.705	1.616	1.625
Total Average Revenue Per Contract	$0.431	$0.368	$0.340	$0.340	$0.329

Transaction Fees by Product (in thousands)

	3Q 2015	2Q 2015	1Q 2015	4Q 2014	3Q 2014
PRODUCT:
Equities	$10,036	$8,942	$8,541	$8,429	$9,075
Indexes	94,192	63,441	60,807	78,359	64,205
Exchange-traded products	13,089	8,966	9,893	11,508	10,451
Total Options Transaction Fees	$117,317	$81,349	$79,241	$98,296	$83,731
Futures	27,506	20,268	19,482	24,435	20,580
Total Transaction Fees	$144,823	$101,617	$98,723	$122,731	$104,311

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Non-GAAP Information
In addition to disclosing results determined in accordance with GAAP, CBOE Holdings has disclosed certain non-GAAP measures of operating performance. These measures are not in accordance with, or a substitute for, GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. The non-GAAP measures provided in this press release include core operating expenses, adjusted operating expenses, adjusted operating income, adjusted operating margin, adjusted net income, adjusted net income allocated to common stockholders and adjusted diluted earnings per share.
Management believes that the non-GAAP financial measures presented in this press release, including adjusted net income and core operating expenses, provide useful and comparative information to assess trends in our core operations and a means to evaluate period-to-period comparisons. Non-GAAP financial measures disclosed by management, including adjusted diluted EPS, are provided as additional information to investors in order to provide them with an alternative method for assessing our financial condition and operating results.
The table below shows core operating expenses, which is the company's operating expenses after excluding (i) volume-based expenses, (ii) depreciation and amortization expense, (iii) accelerated stock-based compensation expense and (iv) other unusual or one-time expenses.

	Three Months Ended September 30,		Nine Months Ended September 30,

(in thousands)	2015	2014	2015	2014
Total Operating Expenses	$85,925	$73,826	$234,565	$223,898
Less:
Depreciation and amortization	12,394	10,361	34,071	28,860
Accelerated stock-based compensation expense	—	—	—	2,530
Volume-based expenses:
Royalty fees	21,840	16,235	52,744	46,844
Order routing	581	961	1,994	3,207
Core Operating Expenses (non-GAAP):	$51,110	$46,269	$145,756	$142,457
Less: Continuing stock-based compensation expense	3,185	2,109	8,987	10,950
Core Operating Expenses Excluding Continuing Stock-Based Compensation (non-GAAP)	$47,925	$44,160	$136,769	$131,507

Detail of Core Operating Expenses (non-GAAP)
Compensation and benefits	$29,583	$28,698	$79,158	$89,848
Technology support services	5,342	4,769	15,480	14,273
Professional fees and outside services	12,619	8,204	37,163	23,437
Travel and promotional expenses	1,407	1,885	6,434	6,319
Facilities costs	874	1,373	3,552	4,275
Other expenses	1,285	1,340	3,969	4,305
Total	$51,110	$46,269	$145,756	$142,457

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The tables below show the reconciliation of each financial measure from GAAP to non-GAAP. The non-GAAP financial measures exclude the impact of those items detailed in the footnotes below and are referred to as adjusted financial measures. In the third quarter of 2014, there were no non-GAAP financial measures.

(in thousands, except per share amounts)	Three Months Ended September 30, 2015
		Items Impacting Results
	Reported (GAAP)	Income tax provision [1]	After Considering Items (non-GAAP)
Total Operating Revenues	$187,035		$187,035
Total Operating Expenses	85,925		85,925
Operating Income	101,110		101,110
Operating Margin	54.1%		54.1%
Total Other Income/(Expense)	341		341
Income Before Income Taxes	101,451		101,451
Income tax provision	33,935	4,286	38,221
Effective Income Tax Rate	33.4%		37.7%
Net Income	$67,516	$(4,286)	$63,230
Net Income Allocated to Participating Securities	(297)	19	(278)
Net Income Allocated to Common Stockholders	$67,219	$(4,267)	$62,952
Diluted Net Income per Share Allocated to Common Stockholders	$0.81	$(0.05)	$0.76

(in thousands, except per share amounts)	Nine months ended September 30, 2015					Nine months ended September 30, 2014
		Items Impacting Results					Items Impacting Results
	Reported (GAAP)	Other Income/(Expense) [2]	Other Income/(Expense)[3]	Income tax provision [1]	After Considering Items (non-GAAP)	Reported (GAAP)	Operating Expenses[4]	After Considering Items (non-GAAP)
Total Operating Revenues	$478,599				$478,599	$450,737		$450,737
Total Operating Expenses	234,565				234,565	223,898	(2,530)	221,368
Operating Income	244,034				244,034	226,839	2,530	229,369
Operating Margin	51.0%				51.0%	50.3%		50.9%
Total Other Income/(Expense)	326	246	118		690	(1,088)		(1,088)
Income Before Income Taxes	244,360	246	118		244,724	225,751	2,530	228,281
Income Tax Provision	89,739	95	45	4,286	94,165	85,379	1,009	86,388
Effective Income Tax Rate	36.7%				38.5%	37.8%		37.8%
Net Income	$154,621	$151	$73	$(4,286)	$150,559	$140,372	$1,521	$141,893
Net Income Allocated to Participating Securities	(676)	(1)	(1)	19	(659)	(1,099)	(15)	(1,114)
Net Income Allocated to Common Stockholders	$153,945	$150	$72	$(4,267)	$149,900	$139,273	$1,506	$140,779
Diluted Net Income per Share Allocated to Common Stockholders	$1.85	$—	$—	$(0.05)	$1.80	$1.62	$0.02	$1.64

NOTES: Amounts may not foot due to rounding.

1)	In the third quarter of 2015, the company recorded a benefit from the release of an uncertain tax position related to research and development credits, which was effectively settled.

2)	In the first quarter of 2015, the company recorded an impairment of an advance to an affiliate.

3)	In the first quarter of 2015, the company recorded an impairment for an investment in an affiliate.

4)	In the first quarter of 2014, the company accelerated the vesting of certain stock awards.

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CBOE Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Income (Unaudited)
Nine Months Ended September 30, 2015 and 2014

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2015	2014	2015	2014

Operating Revenues:
Transaction fees	$144,823	$104,311	$345,162	$315,033
Access fees	13,062	14,695	40,119	44,802
Exchange services and other fees	10,978	9,485	30,443	28,652
Market data fees	7,133	7,764	22,702	22,737
Regulatory fees	8,204	8,923	25,332	28,524
Other revenue	2,835	3,732	14,841	10,989
Total Operating Revenues	187,035	148,910	478,599	450,737

Operating Expenses:
Compensation and benefits	29,583	28,698	79,158	92,378
Depreciation and amortization	12,394	10,361	34,071	28,860
Technology support services	5,342	4,769	15,480	14,273
Professional fees and outside services	12,619	8,204	37,163	23,437
Royalty fees	21,840	16,235	52,744	46,844
Order routing	581	961	1,994	3,207
Travel and promotional expenses	1,407	1,885	6,434	6,319
Facilities costs	874	1,373	3,552	4,275
Other expenses	1,285	1,340	3,969	4,305
Total Operating Expenses	85,925	73,826	234,565	223,898

Operating Income	101,110	75,084	244,034	226,839

Other Income/(Expense):
Investment income	68	47	177	73
Net income (loss) from investment in affiliates	289	(318)	165	(1,161)
Interest expense	(16)	—	(16)	—
Total Other Income/(Expense)	341	(271)	326	(1,088)

Income Before Income Taxes	101,451	74,813	244,360	225,751
Income tax provision	33,935	26,447	89,739	85,379
Net Income	67,516	48,366	154,621	140,372
Net Income Allocated to Participating Securities	(297)	(220)	(676)	(1,099)
Net Income Allocated to Common Stockholders	$67,219	$48,146	$153,945	$139,273

Net Income Per Share Allocated to Common Stockholders:
Basic	$0.81	$0.57	$1.85	$1.62
Diluted	0.81	0.57	1.85	1.62
Weighted average shares used in computing income per share:
Basic	82,755	85,051	83,329	85,773
Diluted	82,755	85,051	83,329	85,773

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CBOE Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
September 30, 2015 and December 31, 2014

(in thousands, except share amounts)	September 30, 2015	December 31, 2014
Assets
Current Assets:
Cash and cash equivalents	$121,678	$147,927
Accounts receivable - net of allowances	65,863	58,386
Marketing fee receivable	6,755	10,697
Income taxes receivable	19,381	21,503
Other prepaid expenses	8,035	4,622
Other current assets	988	972
Total Current Assets	222,700	244,107

Investments in Affiliates	43,680	12,351
Land	4,914	4,914
Total Property and Equipment—Net	58,222	66,856
Goodwill	7,655	—
Total Other Assets—Net	60,248	55,673
Total	$397,419	$383,901

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued liabilities	$61,307	$58,566
Marketing fee payable	7,210	11,236
Deferred revenue and other liabilities	7,488	1,988
Post-retirement benefit obligation - current	24	101
Income tax payable	2,634	1,774
Total Current Liabilities	78,663	73,665

Total Long-term Liabilities	58,939	60,169
Total Liabilities	137,602	133,834

Stockholders’ Equity:
Preferred stock, $0.01 par value: 20,000,000 shares authorized, no shares issued and outstanding at September 30, 2015 or December 31, 2014	—	—
Unrestricted common stock, $0.01 par value: 325,000,000 shares authorized; 92,738,803 issued and 82,605,193 outstanding at September 30, 2015; 92,569,189 issued and 84,114,475 outstanding at December 31, 2014	927	926
Additional paid-in-capital	120,383	110,112
Retained earnings	572,213	472,005
Treasury stock at cost – 10,133,610 shares at September 30, 2015 and 8,454,714 shares at December 31, 2014	(432,868)	(332,287)
Accumulated other comprehensive loss	(838)	(689)
Total Stockholders’ Equity	259,817	250,067

Total	$397,419	$383,901

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Page 11/11 CBOE Holdings, Inc. Reports Third Quarter 2015 Financial Results

CBOE Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
Nine Months Ended September 30, 2015 and 2014

	Nine Months Ended September 30,
(in thousands)	2015	2014
Cash Flows from Operating Activities:
Net income	$154,621	$140,372
Adjustments to reconcile net income to net cash flows from operating activities:

Depreciation and amortization	34,071	28,860
Other amortization	59	60
Provision for deferred income taxes	(1,718)	(1,192)
Stock-based compensation	8,987	13,480
Loss on disposition of property	617	599
(Gain)/Loss on investment in affiliate	(528)	1,161
Impairment of investment in affiliate	118	—
Net change in assets and liabilities	(2,090)	726
Net Cash Flows provided by Operating Activities	194,137	184,066
Cash Flows from Investing Activities:
Capital and other assets expenditures	(26,931)	(39,974)
Acquisition of a business	(2,960)	—
Investment in affiliates	(30,919)	(1,499)
Other	(1,827)	3
Net Cash Flows used in Investing Activities	(62,637)	(41,470)
Cash Flows from Financing Activities:
Payment of quarterly dividends	(54,413)	(49,221)
Payment of special dividend	—	(43,831)
Purchase of unrestricted common stock from employees	(3,178)	(8,319)
Payment of outstanding debt in conjunction with acquisition of a business	(4,040)	—
Excess tax benefit from stock-based compensation	1,285	3,554
Purchase of unrestricted common stock under announced program	(97,403)	(139,601)
Net Cash Flows used in Financing Activities	(157,749)	(237,418)

Net Decrease in Cash and Cash Equivalents	(26,249)	(94,822)

Cash and Cash Equivalents at Beginning of Period	147,927	221,341
Cash and Cash Equivalents at End of Period	$121,678	$126,519

Supplemental Disclosure of Cash Flow Information
Cash paid for income taxes	$89,140	$78,336
Non-cash activities:
Unpaid liability to acquire equipment and software	$1,697	$3,831
Contingent consideration	$3,336	$—

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